Form C

Cover Page

Name of issuer:

Spotlight:Girls

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 10/9/2012

Physical address of issuer:

671 63rd St
Oakland CA 94609

Website of issuer:

http://spotlightgirls.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

5,000

Price:

$5.00

Method for determining price:

N/A

Target offering amount:

$25,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

12/20/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$21,311.56	$6,016.48
Cash & Cash Equivalents:	$13,410.56	$6,016.48
Accounts Receivable:	$5,401.00	$0.00
Short-term Debt:	$4,536.64	$716.86
Long-term Debt:	$75,000.00	$0.00
Revenues/Sales:	$338,851.01	$201,947.70
Cost of Goods Sold:	$105,850.43	$77,744.20
Taxes Paid:	$0.00	$0.00
Net Income:	($18,439.29)	$76,309.80

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Spotlight:Girls

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Lynn Johnson	CEO	Spotlight:Girls	2012
Steve Wright	Consultant	Self-Employed	2016
Allison Kenny	Writer	Self-Employed	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Lynn Johnson	Co-Founder/CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Lynn Johnson	200,000 shares of common stock	50.0
Allison Kenny	200,000 Shares of Common Stock	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Lynn Johnson, Director, President, Chief Executive Officer, Treasurer and Secretary of the Company, has substantial control over the Company. Lynn Johnson owns 200,000 shares of common stock, which represents 50% of outstanding common stock. Allison Kenny (Co-Founder, Director, and wife of Lynn Johnson) owns 200,000 shares of common stock, which represents 50% of outstanding common stock.
>
> Consequently, they will be able to elect all of the directors and control the direction of the Company.
>
> Because there is no market for our stock, you may not be able to sell your shares. You may never be able to sell your shares and recover any part of your investment, unless we are able to complete a subsequent public offering or we are able to sell the Company for cash or merge with a public company. At this time, we have no plan to become a public company, to sell, or to merge with a public company.
>
> The offering price of our shares is arbitrary. The offering price of $5 per share bears no relationship to established value criteria such as net tangible assets, or a multiple of earnings per share and accordingly should not be considered an indication of the actual value of the Company.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$25,000**

Use of Proceeds: Establish a robust "Go Girls! Store" allowing us to upsell relevant, "take camp home with you" products to our existing summer camp customers

---

If we raise: **$50,000**

Use of Proceeds: Re-launch our Go Girls! Afterschool Clubs and other fall program offerings to improve our year-round cash flow

---

If we raise: **$100,000**

Use of Proceeds: Spotlight:Girls will hire a full-time Marketing Manager, increase our overall marketing budget

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms can be modified by amendment of the Articles of Incorporation.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Prefered Stock	250,000	5,000	No	No
Common Stock	500,000	405,000	Yes	No
Debt Securities				No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The principal shareholders, with board approval, have the right to change the terms of the articles of incorporation which could affect the rights of the securities being offered.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The founders own common stock with voting rights. The securities being offered do not have voting rights and have economic rights superior to those of the common shareholders.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholders may change the terms of the articles of incorporation or bylaws for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The price of the shares bears no relationship to established value criteria such as net tangible assets or a multiple of earnings per share, and is not an indication of the actual value of the Company.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company is currently carrying a loan from an individual in the amount of $75,000, 0% interest with a 5 year term. The loan is scheduled to be paid in full by August 2020.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2016	Regulation D, Rule 506(b)	Priced Round	$25,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

The Company currently has about $45,000 in the bank with accounts receivables totaling $127,000. This amount comes from summer camp customers' outstanding balances which are all due to post June 1. We have about $3700 in capital resources. Between 2014 and 2015, our revenues grew 37% to just over $327,000. Our revenues this year are similar to what they were last year at this time.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Lynn Johnson, certify that:

(1) the financial statements of Spotlight:Girls included in this Form are true and complete in all material respects; and

(2) the tax return information of Spotlight:Girls included in this Form reflects accurately the information reported on the tax return for Spotlight:Girls filed for the fiscal year ended 2015.

Lynn Johnson
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://spotlightgirls.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Subscription Agreement

Appendix C: Financial Statements & Tax Returns

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Allison Kenny
Lynn Johnson
Steve Wright

888-546-0325

SF / Boston

by Wefunder Portal LLC

INVEST IN SPOTLIGHT:GIRLS

Teaching girls to take center stage



3
investors

$3,500
raised of $25K-$100K goal

Priced Round

$5/share | **$2M** valuation | **6%** dividend

If you invest, you're betting the company will be worth more than $2M in the future.

$500 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (2) ASK QUESTION

> *We celebrate young girls and women through summer camps, after-school programs, educational products, and events. We've spent the past 8 years building an empowering space for girls in the Bay Area, and have become a trusted resource for over 500 girls and their families.*

Lynn Johnson
CO-FOUNDER/CEO, SPOTLIGHT:GIRLS

KEY FACTS

- Camp serves over 500 girls in 5 Bay Area locations
- 2012 finalist in Ashoka Changemakers "Activating Empathy" Competition
- Bootstrapped our business from nothing to revenues in excess of $300K
- In 2013, successfully raised $26,000 on the StartSomeGood platform

OUR AMBITION

Go Girls!, our flagship product, is more than a summer camp; it's a movement. We're now working on bringing this movement to the rest of the country, and eventually the rest of the world. In 5 years, we will be an international franchise with thousands of girls becoming "Go Girls!" through camps, after-school classes, and products and media designed to take the experience home. With annual revenues between $2-$7 million, we'll commit 10% of those revenues to girls in vulnerable communities.

DOCUMENTS

- Executive_Summary.pdf
- Investor_Deck.pdf
- Articles_of_Incorporation.pdf

spotlightgirls.com

EDUCATION

INVESTOR PERKS

$1,000+ Get Go Girls! Gear - a Go Girls! t-shirt/hoodie, water bottle, and tote bag.

$2,500+ Get Go Girls! Gear + the soon-to-be-released "Go Squirrel!" series of 9 coloring books by Allison Kenny, illustrated by Christy Booth

$5,000+ Get Go Girls! Gear + the "Go Squirrel!" Series + a session of Go Girls! Camp for a girl you love or a girl in need

$10,000+ Get Go Girls! Gear + the "Go Squirrel!" Series + a 10 week Go Girls! Club for 20 girls at a school/community of your choice

$25,000+ Get Go Girls! Gear + the "Go Squirrel!" Series + a session of Go Girls! Camp OR a 10 week Go Girls! Club + a seat on the Spotlight:Girls Advisory Committee - with your name and business on our website

THE BUZZ ABOUT SPOTLIGHT:GIRLS

What particularly impressed me is how organized, competent, and loving the staff are. When emotional issues come up between campers, there is a process of working through it with a staff-member's help. It includes art, talking, and resolution, turning conflict into grace through creativity and collaboration.

Azzia Walker

Founder of Aikido Shusekai

I do not believe in over-scheduling and over-structuring kids' time. I do believe in Go Girls!...their camps give kids the time to practice the kind of child-led, complex, imaginative play that research shows helps children learn to work in groups, to resolve conflicts, and to regulate their own emotions and behaviors. Both of my daughters loved their experiences with Go Girls! Camp. And that makes me happy.

Christine Carter, PhD

Sociologist and author of "Raising Happiness: 10 Simple Steps for More Joyful Kids and Happier Parents

I am proud my daughter is a Go Girl! because of the spark and the shine it ignites in her. She would come home every day after camp so enthusiastic to talk about her new tools...many of them were similar to things they covered in elementary school, but somehow the way you are delivering the message is STICKING for these kids. She just can't get enough.

Kathy Lake

Marin Mama

Summer specialty camps take off as kids 'hone their skills'

June 22, 2016

It used to be that all a kid had packed in her bag as she headed off to summer day camp was a bathing suit, towel and sunscreen. But nowadays, that bag may also hold a chef's hat, dance shoes, theater makeup or tennis racquet.

East Bay Summer Camp Guide (2016) - 510 Families

February 2, 2016

We've put together this guide to East Bay summer camps, concentrated in Oakland and Berkeley. Don't freak out yet, there's still lots of time to register for most of them. You can use Activity Hero EasyEnroll to register for dozens of camps near

Lynn Johnson is Empowering Girls Through Go Girl! Theater Camps

May 22, 2015

This summer across the Bay Area, Lynn Johnson will be spreading a compassion revolution. You won't find her holding up protest signs or rallying for her cause. Instead, you'll see her on- and backstage with the more than 600 young girls aged 6

Partner with Local Arts Organizations

July 2, 2014

Partnerships with local arts organizations can be formal or informal and can occur in school or after school. They can include anything from teaching artists in the classroom, to after-school theater productions, to visual art instruction.

EMPOWERING GIRLS

At Spotlight:Girls we use theater, visual art, music, and media as a training ground for self-love, empathy, peaceful interactions, boundaries, and courage. We are igniting a Compassion Revolution by putting girls center stage.






GOGIRLS!

THROUGH ART AND LEADERSHIP

Girls ages 6-13 participate in our "Go Girls!" summer camps and after-school clubs. They make original plays, art, music, and media that build social and emotional skills and promote community connections. Our media products and adult programs ensure the learning doesn't stop when they leave camp.



Go Girls! Camp

1st – 4th grade girls create and perform their own plays, culminating in a community performance.



Reel Stories

5th and 6th grade girls produce, direct, edit, and star in their very own short films.



Leadership Team

7th, 8th and 9th grade girls work as counselors-in-training in Go Girls! Camp and Go Girls!/Reel Stories.



Go Girls! Clubs

After school, girls work on an art project that inspires them and benefits their community.

"Go Girls! truly helped [my daughter] feel like she has worth, she matters, and she has something to say and to give the world. I am so very very grateful to Go Girls! for this."

— Joyce Slaton, San Francisco mom and writer at BabyCenter.com

WE'VE WON OVER THE BAY AREA

We started this revolution in 2008 when 17 girls registered for a summer theater camp in a church basement in Oakland. Since then, we've grown to almost 500 girls declaring "I am a Go Girl!" at 5 different camp locations in Oakland, Berkeley, San Francisco, and Palo Alto.



Rohnert Park
Sonoma
Napa
Vacaville
Fairfield
Petaluma
Novato
Vallejo
Rio Vista
Lodi
Galt
Point Reyes National Seashore
Richmond
Concord
Antioch
Mill Valley
Berkeley
Walnut Creek
Mt Diablo
Brentwood
Stockton
Morada
Gulf of the Farallones
San Francisco
Daly City
Pleasanton
Manteca
Vernalis
San Mateo
Don Edwards San Francisco Bay National Wildlife...
Palo Alto
GOGIRLS!
Take Center Stage

500 CAMPERS AND COUNTING



The Growth of Go Girls! Camp
Number of Go Girls!
500
400
300
200
100
0
2008
2009
2010
2011
2012
2013
2014
2015

REVENUE GROWTH



$400K
$300K
$200K
$100K
Revenue
2016 Revenue: $340,000


0
2014
2015
2016

"Go Girls! helps set the stage for my daughter fully to become herself: with a love of life, a sense of adventure, a willingness to do the work of loving and caring for others, and loving and caring for herself."

— Matthew Levett, Oakland Dad & Attorney

AND SOON, THE WHOLE NATION

We're expanding across the country with intensified marketing efforts, new franchised camps, and an online store to bring the Go Girls! experience right to your front door.









MEET THE FOUNDERS

Partners in life and business, Lynn and Allison have been married for 10 years and live in Oakland with their daughter and 2 small dogs.



Lynn Johnson

Co-Founder/CEO

Social entrepreneur & girl advocate who's been connecting folks through theater for 25 years



Allison Kenny

Co-Founder

Author of "Starring Celia," blogger at RaisingAGoGirl.com, actor & artist

DETAILS

– COLLAPSE ALL

What is so unique about Spotlight:Girls' business model?

There are lots of arts-based enrichment camps and classes out there for kids. However, our business wants to make sure that our girls thrive even after they leave our programs. This is why we provide educational opportunities for the grown ups who love and care for them as well as products and media designed to bring the learning home for on-going practice. Spotlight:Girls is also committed to the social/emotional education of all girls, even the ones who can't afford to pay for it. This is why we have created a social business structure that allows us to allocate a portion of our revenues to working in our most vulnerable communities.

How is Go Girls! Camp different from other camps?

According to a recent focus group, Go Girls! Camp really stands out because we are a fun and truly safe space for girls to be who they are while they are learning the skills to be their best selves. We also stand out as having a strong staff of caring, competent, and creative women who fully model our Go Girls! Culture Code in all aspects of their lives.

One participant put it this way: "They present clear messages. Other big camps are more focused on childcare, singing songs, but the things that make themselves not unique. Other camps might be about having fun, but there is no clear message or vision. The theater part is fun, and the emotional part is important. Plus the camp is creative as opposed to being strict and rigid. There is a focus on social and emotional skills. They have a great, smart group of returning women who teach for them. The way that Lynn and Allison model their relationship to teaching, relationship to each other, and building of community. When summer ends, the women on staff continue to meet and celebrate birthday parties and other lifecycle events with each other. These women are artists and teachers who want to build this community. Many feel that and come back because it feeds them."

You describe Spotlight:Girls as a "benefit corporation." What does that mean?

A benefit corporation is a relatively new business entity that is required to pursue "a general public benefit" in addition to profitability. A for-profit company that is taxed in the same way as a traditional C Corp, we also have the flexibility to make decisions that matter to our community and not just our shareholders' wallets. We are currently pursuing B Corp certification which will allow us to better measure and articulate our social impact to the public.

How do you get your customers?

Over the years, our best method for customer acquisition has been word of mouth. Girls participate in camp, they love it, they tell their friends. So, our job is to facilitate this positive word of mouth as much as possible. We have two active blogs and presence on Facebook, Twitter, Instagram, YouTube, and Pinterest. We have also emerged as a leader in the fields of arts education, girls empowerment, and youth development, allowing us to connect with potential customers and strategic partners through conferences, webinars, and other learning programs. This combination of online content creation with established field expertise will be crucial and effective in reaching out and connecting with potential franchisees.

How do you make money?

Spotlight:Girls generates the bulk of our revenue from Go Girls! Camps (summer and school break) and after-school clubs. We anticipate this number to be about $400K in 2016. When the franchise program comes online in 2017, franchisees will pay a $7500 training/set-up fee and then 8% of their revenues from their Go Girls! Camps.

As the number of Go Girls! grows through increased programming throughout the country, we will have a larger base of customers to sell the take home products - books, apparel and learning experiences for parents.

How will franchisees make money?

We are offering a low point of entry for franchisees at only $7500, an investment that they will be able to earn back their first summer in operation. Folks who are interested in running a part-time business (school teachers, stay-at-home moms, etc.) will have the opportunity to earn $25,000-$70,000 or more during the summer months by operating Go Girls! Camps in their region. For those who want to grow a full-time business, they will add Go Girls! Clubs and year-round camps to their offerings. Additionally, franchisees will have a large enough region so that they can grow their businesses large enough to have multiple programs operating at once, just like we have here in the Bay Area.

Where are you with franchising right now?

We are still at the beginning of this process. We currently have the "Go Girls!" trademark pending and expect for it to take until the end of 2016 for that to be finalized. In the meantime, we have drafted all of the training modules and have started to create a marketing plan for when we are up and running as a legal franchisor in early 2017.

What do you need in order to take the business where you want it to go?

We need to expand our team by hiring a full-time Marketing Manager and Business Development/Franchise Director. We need to increase our overall marketing budget and develop all of the tools for replication including online learning materials, franchisee starter packs, and a published curriculum.

ASK A QUESTION

Type your question here...

ASK QUESTION

Nico Tuason Jun 23

How full are your 2016 summer camps? What is each camp's breakeven point (how many campers in order to breakeven?) How many staff per camp and camper/staff ratio in your calculations of breakeven?



Lynn Johnson Co-Founder/CEO FO[illegible] Jun 23

Hi Nico. Great questions! This summer, we are 72% full across the board with 4 sessions at capacity out of 11. We need about 25-30 girls per session depending on the specifics of the site. We employ 4-5 staff members minimum and our ultimate size is about 45 girls with 6 staff members.

LIKE

Nico Tuason Jun 24

What's included in COGS vs SG&A vs Partner Distributions? Why are partner distributions so much larger than net income? Is there a predetermined amount or percentage for your past distributions, and will those distributions continue and for how long? How is Glitter and Razz Productions LLC related to Spotlight Girls Inc.?



Lynn Johnson Co-Founder/CEO FO[illegible] Jun 24

COGS is majority payroll for our summer employees and rent for our summer programs. It also includes the supplies and materials for the programs. SG&A is our full-time, year-round staff (not including owners), rent for the storage of our supplies, marketing, professional fees, etc. Partner Distributions are the salaries that Allison and I have taken. We have to live off of our business, it's always been that way so we have, until now, prioritized making sure that we were paid. Before this year, we have been supporting our whole family from the business (Allison, me and our daughter) and our salary has ranged from $5000-$8000 per month over time. Moving forward, I will be the only member of our family to draw a salary, which I will do as an employee and not as a partner distribution. My goal is to give myself a salary of $60K annually to start and grow from there. Until last month, we were in business as "Glitter & Razz Productions LLC." We went through incorporation and a name change at the same time.

LIKE

RISKS SPECIFIC TO SPOTLIGHT:GIRLS

1. Lynn Johnson, Director, President, Chief Executive Officer, Treasurer and Secretary of the Company, has substantial control over the Company. Lynn Johnson owns 200,000 shares of common stock, which represents 50% of outstanding common stock. Allison Kenny (Co-Founder, Director, and wife of Lynn Johnson) owns 200,000 shares of common stock, which represents 50% of outstanding common stock.

Consequently, they will be able to elect all of the directors and control the direction of the Company.

2. Because there is no market for our stock, you may not be able to sell your
shares. You may never be able to sell your shares and recover any part of your investment, unless we are able to complete a subsequent public offering or we are able to sell the Company for cash or merge with a public company. At this time, we have no plan to become a public company, to sell, or to merge with a public company.

3. The offering price of our shares is arbitrary. The offering price of $5 per share bears no relationship to established value criteria such as net tangible assets, or a multiple of earnings per share and accordingly should not be considered an indication of the actual value of the Company.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Spotlight:Girls is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
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Have another question?

888-546-0325
SF / Boston





Lynn Johnson

Co-Founder/CEO, Spotlight:Girls

Oakland, California | Primary/Secondary Education

Current	Spotlight:Girls
Previous	Teaching Artists Guild, Greater Good Science Center, Temescal Associates
Education	Northwestern University

Send Lynn InMail

500+ connections

https://www.linkedin.com/in/lynnpjohnson

Contact Info

Background

Summary

Lynn is working to ignite a Compassion Revolution by putting girls center stage.

Lynn has over 20 years experience inspiring children, youth, parents and educators through her engaging and dynamic programs. She has helped create, grow, and motivate a variety of organizations throughout the United States and is a sought-after workshop leader, facilitator, and speaker.

Specialties: Small business management, marketing, arts education programming & curriculum design, dynamic training and teaching, non-profit capacity building, diversity consulting, leadership and staff coaching, project management, public speaking, reflective listening, and strong writing



Lynn Johnson is Empowering Girls Through ...



How Kids Learn Conference 2 - Lynn Johnson


The Art of
Empathy

The Art of Empathy



Make a play change the wo...

Experience

Co-Founder/CEO
Spotlight:Girls
June 2003 – Present (13 years 1 month) | Oakland, CA

Based in Oakland, CA, Spotlight:Girls is a benefit corporation that celebrates and activates girls and women through multi-media learning experiences, products, and events. Formerly Glitter & Razz Productions LLC, we are the producers of Go Girls! Camp, a popular SF Bay Area summer day camp where girls learn and practice social/emotional skills through theater, visual arts, music, and media.
As Co-Owner & CEO of Spotlight:Girls, my responsibilities include:
• Hold the overall vision and strategic direction of the company and engage my staff in owning and carrying out this vision
• Oversee all the general operations of a small social business including: finance, shareholder acquisition and communications, marketing and communications, sales and business development
• Design and produce shows, events, products and learning experiences for kids, families, and adults that spark connections and enhance creative learning
• Build and maintain relationships with clients, partners, and media

- 1 project
- 1 honor or award
- 8 recommendations, including:



Sam Piha
Founder and Principal at Temescal Asso...
Lynn was a presenter at the How Kids Learn II conference in San Francisco, CA. Her presentation was fantastic and... View ↓



Reba Rose
Catalyst to Ignite Confidence and Spark ...
Lynn gave a dynamic and inspirational talk at the How Children Learn Conference that had me jumping to my feet! She brought... View ↓

6 more recommendations ↓



How Kids Learn Conference 2 - Lynn Johnson

Membership Director
Teaching Artists Guild
2013 – March 2015 (2 years) | San Francisco Bay Area

Teaching Artists Guild (TAG) is promoting the visibility and impact of teaching artists to make change in schools and communities. We are the voice of the teaching artist, committed to professionalizing the field of artists who teach. TAG was originally known as Teaching Artists Organized (TAO) and is a fiscally-sponsored project of Community Initiatives.

I was part of the very first meetings in 2003 that would eventually lead to TAO and then served the organization as a member of the Executive Committee. I became the Membership Director of the newly branded TAG in 2013 where I was responsible for helping build the first-of-its kind national professional association for teaching artists. I was responsible for our marketing and communications strategy and was part of the national collaborative that drafted the Teaching Artist Manifesto and launched the National Teaching Artist Asset Map. I also started the "Teaching Artist Hangout", a web-based series of conversations (via Google+ Hangouts on Air) aimed to promote the visibility and impact of Teaching Artists in our communities.

- 1 recommendation



Kaitlin McGaw
Children's Music Producer, Artist, and Advocate for Arts Integration
Lynn has the unique combination of creative vision and business acumen, and shares both with the community at large in a multitude of ways. Her generosity and leadership are at the top of our field, and she inspires her colleagues to try new things,... View ↓

Volunteer
Greater Good Science Center
2009 – February 2012 (3 years)

Provide assistance with registration and customer relations at public seminars.

Consultant/Trainer/Facilitator
Temescal Associates
2008 – 2012 (4 years)

Co-Director/Marketing & Communications Director
OutLook Theater Project
August 2007 – December 2011 (4 years 5 months) | San Francisco Bay Area

I was the co-founder/director (along with Rebecca Schultz) of OutLook Theater Project, an ensemble-based company that creates original performance about relevant issues from a queer perspective.

▸ 1 project

▾ 1 recommendation



Anthony Williams
Artistic Director, The Iruke Project

I had the great pleasure of working with Lynn on several OutLook Theater Projects. She is a dynamic, resourceful and compassionate performer and educator who creates theater experiences that are accessible, moving and joyful. She is also an... View↓

Board Member
Performing Arts Workshop
2006 – 2008 (2 years)

Served on the program committee and actively participated in regular fundraising efforts.

Manager, Bay Area Capacity Building
Community Network for Youth Development
September 2002 – June 2006 (3 years 10 months)

• Designed and delivered training courses for youth development professionals including group processes, online training, and blended learning modules
• Provided consultation to organizations in the areas of professional and leadership coaching, theory of change and strategic planning facilitation, organizational alignment facilitation, program and staff training planning and implementation, and diversity and cultural competency issues
• Designed, facilitated, and participated in mid-large size city youth initiatives, including Rec Connect and the Quality Standards Initiative with San Francisco's Department of Children, Youth, and their Families (DCYF)
• Outreach to the professional field through networking and event planning and create marketing, recruitment, and outreach materials

▾ 4 recommendations, including:



Ed Center
Vice President, Education at United Way...

I've spent my whole career working in education. Lynn Johnson is simply the best educator with whom I've had the privilege... View↓



Betsy Merzenich
Senior Associate at Hirsch & Associates,...

Lynn is a tremendously creative and insightful trainer and program leader who demonstrated strong capacity to work with... View↓

2 more recommendations↓

Institute Director
StreetSigns Center for Literature and Performance
1999 – 2002 (3 years)

Publications

Compassionate Conversations

Honors & Awards

Finalist in Activating Empathy Contest

Ashoka Changemakers

January 2012

In 2012, The Go Girls! Project, in partnership with Glenview Elementary School in Oakland, was selected as a finalist in the Ashoka Foundation's competition to find the most effective social innovations for activating empathy in schools. Go Girls! was one of 15 finalists selected from 628 innovations received from 74 countries around the world.

Projects

Go Girls!

Starting June 2008

Go Girls! is not just a summer camp. It's a movement. Our mission is to ignite a compassion revolution by putting girls center stage. An internationally recognized social innovation, Go Girls! re-imagines the way we educate, nurture, and empower girls.

Go Girls! started with 17 girls in the summer of 2008. The program has grown to include year-round programs both in and out of school. In 2012,... **more**

2 team members



Lynn Johnson
Co-Founder/CEO, Spotlight:Girls

Allison Kenny

This Many People

August 2007 – June 2010

This Many People was an original production created in partnership with individuals and community organizations that celebrated LGBT seniors. As part of the management, production, and artistic teams, I was proud to create this amazing piece of theater that one audience member described as "the best play I have ever seen."

This Many People performed for 4 sold out houses as part of the National... **more**

3 team members



Lynn Johnson
Co-Founder/CEO, Spotlight:Girls



Rebecca Schultz
Development Director at Aurora Theatre ...



Kevin Rolston
Performance Coach

Skills

Top Skills

- 77 Public Speaking
- 70 Fundraising
- 68 Leadership Development
- 63 Nonprofits
- 38 Teaching
- 35 Leadership
- 35 Community Outreach
- 27 Theatre
- 22 Program Management
- 20 Social Media



Lynn also knows about...

20 Event Planning · 20 Entrepreneurship · 17 Marketing · 13 Non-profits · 12 Art · 11 Marketing Strategy · 10 Editing · 8 Curriculum Design · 7 Writing · 6 Social Media Marketing · 5 Marketing Communications · 5 Performing Arts · 5 Drama · 3 Small Business · 3 Team Building · See 2+ >

Education

Northwestern University
B.S., Communication, formerly "Speech"
1990 – 1994

Graduated with Honors with a minor in Women's Studies

Additional Info

- **Personal Details**

Birthday October 7

- **Advice for Contacting Lynn**

Contact me if you are interested in supporting girls to take center stage to change the world. I would also love to talk to you about speaking/presenting about girls empowerment, social/emotional learning, and the arts at your upcoming conference or event.

Volunteer Experience & Causes

Volunteer
The Greater Good Science Center
2008 – 2013 (5 years) | Human Rights

National Advisory Committee Member, Membership Chair
Teaching Artists Guild
March 2015 – Present (1 year 4 months) | Arts and Culture


TAG

Teaching Artists Guild (TAG), a fiscally sponsored project of Community Initiatives, is a member-driven organization committed to the professionalization, visibility and impact of artists who teach. The TAG National Advisory Committee exists to provide input, guidance, and strategy towards the above mission and vision; to help TAG raise funds and garner members; and to use their networks and... **more**

Opportunities Lynn is looking for:

- Joining a nonprofit board

Organizations

Teaching Artists Guild
Starting October 2014

Recommendations

Received (14) Given (9)

Co-Founder/CEO
Spotlight:Girls



Sam Piha
Founder and Principal at Temescal Associates

“ Lynn was a presenter at the How Kids Learn II conference in San Francisco, CA. Her presentation was fantastic and well-received by the audience. Lynn is also a top-notch trainer for youth-serving organizations.

January 22, 2013, Sam worked directly with Lynn at Spotlight:Girls



Reba Rose
Catalyst to Ignite Confidence and Spark Leadership as a Daily Practice

“ Lynn gave a dynamic and inspirational talk at the How Children Learn Conference that had me jumping to my feet! She brought forth stories and strategies that have motivated me to join her Compassion Revolution.

January 11, 2013, Reba worked with Lynn at Spotlight:Girls



Nicole Yohalem
Director, Opportunity Youth Initiative

“ Lynn is a fantasic and engaging speaker. She runs cutting edge arts programming for youth, and is a visionary with big ideas and contagious energy. I highly recommend her!

January 10, 2013, Nicole was with another company when working with Lynn at Spotlight:Girls



Christa Dahlstrom
Content Strategy, Design, and Development

“ Lynn simply brings out the best in people. Her enthusiasm for what art and theater can do to change the world is contagious and inspiring. She's a person who keeps learning and keeps asking how to make things better, make things grow, have more impact. We need to cultivate more people like Lynn Johnson in the world and I think her Go Girls program is doing just that!

October 19, 2012, Christa was Lynn's client



Steve Wright
Community Lead, Sphaera Solutions

"My daughter and and my son have grown up (are growing up) in Lynn's camps. I was a high school educator for ten years so I am really picky (and maybe knowledgeable :)) Lynn is a true professional and an exceptional entrepreneur.

August 22, 2012, Steve was Lynn's client

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Steve Wright

Community Lead, Sphaera Solutions

Oakland, California | Management Consulting

Current	Spotlight:Girls, Sphaera Solutions, Conches Consulting
Previous	EARN.ORG, Sphaera.world, Grameen Foundation
Education	Claremont Graduate School

Send Steve InMail

500+
connections

https://www.linkedin.com/in/conches

Contact Info

Posts

Published by Steve

See more



Dear LinkedIn, I'm Mad At You
May 24, 2016



Good Business vs. Bad Business
September 15, 2015



Wendell Berry Lecture: It All Turns on Affection
September 14, 2015

Background

Summary

* Built consensus and momentum in large and complex organizations and their networks to move strategy in new directions.

* Network weaver across multiple social impact domains

* Thought leader in social impact management with practical experience rigorously and iteratively answering the question: "Are we any good?"

* Developed, sold, and implemented disruptive technology designed for the global social enterprise market

(Key Words: Social Entrepreneurship, Nonprofit Management, Funders, Microfinance, Social Entrepreneurs, Corporate Social Responsibility, Social Sector, Nonprofit Sector, Impact Measurement, Social Performance, Impact Investing)

Experience

Member Board of Directors
Spotlight:Girls
May 2016 – Present (2 months) | Oakland, CA

Community Lead
Sphaera Solutions
September 2015 – Present (10 months) | Oakland, CA

Working with Sphaera.World to engage and coordinate collaboration across multiple social good organizations. Focusing on reusing and improving potential solutions to the world's most intractable problems. Part technology platform and part old fashion network weaving, Spharea.World aims to change the way we change the world

http://Sphaera.World

Me @
Conches Consulting
March 2014 – Present (2 years 4 months) | Oakland, CA

I help networks and organizations to manage what matters. Success in a mission based organization is defined as progress toward solving problems. I will help your organization identify critical path work and implement practical systems that make your work more efficient and provide real-time data about your success. I have extensive experience working with organizations big and small, nonprofits and social enterprise, global and local. Please message me here at LinkedIn or email consulting@conches.org for more information.



What's a website for?



The Tactics of Collaboration (Stanford Social …

Interim CEO
EARN.ORG
February 2015 – June 2015 (5 months) | San Francisco Bay Area

EARN provides incentivized online savings accounts with the goal of building lifelong saving habits for millions of low-income working families. Without savings, Americans are financially vulnerable. 40% of Americans – 126 million people -- have little or no savings to fall back on in the event of a job loss or other emergency. The simple act of saving money every month changes lives. Our savers are able to build confidence as well as assets. Our savers invest in their children and create possibility for their futures.

Business Development

Sphaera.world

May 2014 – October 2014 (6 months) | Office in Portland, Oregon - worked remotely from Oakland, CA

Worked closely with Oxfam America, Mercy Corps, BlueSolutions, Ecotrust, Rockefeller Foundation and others to build a social enterprise to accelerate the pace of social change by establishing the incentives and lowering the barriers to collaboration specifically around reusing and improving solutions that work. The work is inherently human so we focused on transforming knowledge managers into solution brokers and developing live, in-person solution-ing events. Additionally, we built a technology platform to enable the work to scale. I contributed strategy, business development, fundraising, customer success management and product design.

▾ 2 recommendations



Astrid Scholz
Chief Everything Officer at Sphaera

Steve combines big-picture thinking with a healthy skepticism and pragmatic, outcome-oriented problem solving skills. He... View↓



Kristen Sheeran
Oregon Director at Climate Solutions

Steve is a true systems thinker whose attention to detail, business acumen, enthusiasm, and rapport with clients propelled... View↓

VP Poverty Tools and Insights

Grameen Foundation

February 2012 – April 2014 (2 years 3 months) | Office in Seattle, WA - Worked remotely from Oakland, CA

I led two separate but interconnected teams. Our goal was to ensure that every organization that intended to serve the poor had the tools they needed to be successful. Our customers ranged from very large to small nonprofits, social enterprises and corporations. My role was to provide executive leadership, business development, sales/fundraising, messaging/marketing and technology development guidance. The two teams were:

• TaroWorks – a social enterprise that develops and sells a mobile and web-based technology solution to international development organizations including nonprofits, social enterprises, large NGOs, for profit companies and impact investors. TaroWorks sends critical information to field based employees and enables those employees to collect accurate and timely information to better inform the decision making of their organization.

• Progress out of Poverty Index - a poverty measurement tool described below.

Additionally, as a member of the executive team, I had global responsibilities for thought leadership and impact assessment.

▸ 2 projects

▾ 6 recommendations, including:



Jed Emerson
Senior Advisor at Gary Community Inves…

Steve has been a leader in impact investing and BOP technology strategies for many years. His work in the foundation... View↓



David Edelstein
Entrepreneurial Leader in Digital/Financi…

Steve is an inspirational leader and a great big-picture thinker. He combines these attributes to push his teams to have... View↓

4 more recommendations↓



Steve Wright - Love and Money

Director of Social Performance Management Center

Grameen Foundation

August 2010 – February 2012 (1 year 7 months) | Office in Washington DC - worked remotely from Oakland, CA

During my leadership of the Social Performance Management Center, I transformed an academic exercise into a growing social enterprise. The PPI is a simple poverty measurement tool that enables any organization that intends to alleviate poverty to measure the extent to which their beneficiaries are poor. It is an essential tool for data-informed decision making in the international development space. I was hired to expand the customer base for the Progress out of Poverty Index (PPI). We tripled our customers and added three new industries (agriculture, social enterprise and impact investors). This was done by re-organizing the team to be more customer focused and building a new technology platform (see Taro Works above) to lower the barrier to adoption and integration into decision making.

▾ 1 recommendation



Mary Jo Kochendorfer
Manager, Information Systems at VillageReach

Steve is a visionary leader and brings a positive attitude to group dynamics and conversations. He continuously looks to create partnerships and find common ground with prospective partners and customers. Steve has the unique ability to always... View↓

Director of Innovation

Salesforce.com Foundation

January 2007 – August 2010 (3 years 8 months) | San Francisco, CA

I led the effort to bring salesforce.com CRM to 8,000 social sector organizations around the world. My work focused on nonprofit efficacy through better data and process management. I worked closely with small organizations and large nonprofit associations to ensure the product was used well to advance the mission of each customer. I personally developed several customized versions of the product including the Nonprofit Starter Pack which became the standard for nonprofit organizations on the salesforce.com platform. I worked with dozens of others to build custom solutions for niche markets like disaster relief, K12 education, higher education, microfinance and others.

I built a robust network of service providers who sold consulting services to our users for planning, implementation and customization of the product. This enabled the foundation to stay lean and focus on one-to-many opportunities while our services network could provide the deep relationships that our customers needed to be successful.

Together with the Executive Director, I advanced the salesforce.com foundation as a thought leader in Corporate Social Responsibility.

▸ 1 project

▾ 2 recommendations



Steve Andersen
Foundation Practice Director at Exponen…

Steve is an inspiration to all of us working with Salesforce.com and nonprofits. He has done as much to push the nonprofit... View↓



Ben Belassie
SMILE Territory Alignment Stream Lead …

Steve is knowledgeable and passionate about technology and not for profit organisations View↓

Program and Technical Director

Salesforce.com Foundation

September 1999 – January 2008 (8 years 5 months) | San Francisco, CA

Starting in 2006, I led the team that created the nonprofit donation program of the Salesforce.com CRM - a donation of 10 licenses to any 501(c)3 organization or international equivalent. Over time we engaged with larger customers and built a sustaining revenue model which now supports the salesforce.com Foundation and provides money for grants.

From 1999 - 2005 my work was focused on youth development and most specifically youth media. I led a team that installed hundreds of computers at 12 sites across San Francisco. I worked directly with San Francisco Unified School District, the YMCA and Mercy Housing. I worked with each site to ensure the newly installed computer labs were staffed and maintained sustainably. I helped each organization build curriculum to engage and enrich the students. In the first months of the YouTube era, I developed a streaming media website to house all the work that the youth produced.

▸ 1 project

▾ 2 recommendations



Suzanne DiBianca
EVP Corporate Relations and Chief Phil…

Steve is a very passionate and competent professional in the area of nonprofit technology solutions. I would highly... View↓



Eugene Chan
Chief Information Officer at PolicyLink

Steve is one of the smartest guys I in terms of understanding the application of technology to real world social change... View↓

Assistant Head of School & Humanities Teacher
Mid-Peninsula High School
September 1993 – December 1999 (6 years 4 months) | Palo Alto, CA

I worked for 7 years as a Humanities teacher and after a year and a half Hiatus at the Scientific Learning Corp I returned as the Assistant Head of School. My responsibilities were for both the quality of instruction and student life.

Utility player - start-up company
Scientific Learning Corp
June 1996 – September 1997 (1 year 4 months) | San Francisco, CA

Scientific Learning Corp creates neuroscience based products for individuals with language processing difficulties like dyslexia. My role was to work with early versions of the product and ensure the success of our first customers - speech language pathologists. I also had internal responsibilities working with product development to ensure the voice of the customer was included in product design and for creating and maintaining our sales and product provisioning process.

Peace Corps Volunteer
Peace Corps
1989 – 1990 (1 year) | Woleai, Yap, Micronesia

Taught English and Basic Economics to high school students on the island of Woleai in the state of Yap in the Federated States of Micronesia.

Projects

TaroWorks
February 2012

As the VP of Poverty Tools at the Grameen Foundation I oversaw both TaroWorks and the Progress out of Poverty Index (PPI). I worked to create TaroWorks as an initiative by pulling together three different projects at the Grameen Foundation. Grameen had two mobile data management tools - one in Indonesia and one in Uganda - and we were in the process of building a third as a way to lower the... **more**

2 team members


Steve Wright
Community Lead, Sphaera Solutions


Emily Tucker
CEO at TaroWorks - mobile solutions for ...

Aspen Network for Development Entrepreneurs
January 2008

I have been associated with the Aspen Network for Social Entrepreneurs (ANDE) since just before its founding in 2009. ANDE is uniquely interested in building evidence of its impact in to everything that they do. As the Director of Innovation at Salesforce.com Foundation I worked with ANDE to use salesforce as a way to manage an investment portfolio specifically to understand if the investments... **more**

4 team members


Steve Wright
Community Lead, Sphaera Solutions


Jenny Everett
Deputy Director, Aspen Network of Deve...


Randall Kempner
Executive Director, Aspen Network of De...


Saurabh Lall
Research Director at Aspen Network of ...

Agricultural Supply Chain Performance Measurement
February 2012

This project is a multi-year initiative to better understand what works when conducting performance measurement in smallholder supply chains. This learning initiative has consisted of a few key ingredients: 1) the development of a community of practice committed to sharing what works and what doesn't when assessing the sustainability of smallholder supply chains, 2) fieldwork to test indicators... **more**

3 team members


Steve Wright
Community Lead, Sphaera Solutions


Emily Shipman
Program Director at the Sustainable Foo...


Don Seville
Co-Director at Sustainable Food Laborat...

Speak On It

December 2001

From the East Bay Express:

Youth Summit on terrorist attacks gives teens chance to 'Speak On It'

"Three months to the day that terrorists struck the World Trade Center and the Pentagon, Dru Gardner and his group, Run Amok, rapped that message to some 200 cheering youths at San Francisco's Zeum. The occasion was "Speak On It," a youth summit held two weeks ago aimed at getting young people... **more**

4 team members



Steve Wright
Community Lead, Sphaera Solutions



Julie Trell
Consultant: Corporate Philanthropy, Ent…



Betsy Merzenich
Senior Associate at Hirsch & Associates,…



Marghi Merzenich
VP of Marketing at Posit Science

Publications

The Tactics of Collaboration

Stanford Social Innovation Review

November 4, 2014

"Understanding the tactics of collaboration can help make the unique value of working well together real. It's important because the whole—all of us, humanity—can be greater than the sum of our parts. We often discuss collaboration in terms of its relationship to competition; competition, at its best, can make each part more valuable and more effective, but collaboration adds value to the whole by... **more**

Can Financial Markets Be Good

Skoll World Forum and Forbes

July 15, 2013

"In the Impact Investing industry we have been agreeing-to-disagree for a while now. The debate tends to take the form of investment priorities: financial-first vs. impact-first. Do you prioritize financial impact or do you prioritize social impact? I will argue that this debate is irrelevant and is an example of what Jed Emerson calls bifurcated thinking."

VIDEO // Love and Money: Social Capital Markets Keynote Address

Social Capital Markets 2013 Conference

September 6, 2013

Vibrant communities should be our goal not profit maximization. This talk was very well received and was the source for the SoCap14 theme - Igniting Vibrant Communities - http://socap14.socialcapitalmarkets.net/

Can Brands Maximize Profits and Be a Power for Good

Admap Prize 2013 Short list

June 1, 2013

The whole paper is not available on the Admap site so I have linked it from my personal blog. Here is the link to the Admap site: http://www.warc.com/Topics/Awards/AdmapPrize2013.topic

Time to Stop Playing Business and Focus on People

LinkedIn Blog post

July 24, 2014

The current dominant ideology of profit maximization is at odds with a goal of vibrant communities and individual agency. In this post I describe the underlying ideology of our current system as well as the ideology of the system that we need. This is not a socialist screed. :) It is a description of the change that we need to make to our Capitalist system to make it more vibrant and ensure that... **more**

Why Measure Poverty
NeXii Blog

July 23, 2012

Let's start with the realization that poverty is bad. The hardships of the poor fill heartstring-pulling fundraising campaigns: unsafe drinking water, poor diets, poor education, untreated illnesses, saving cash under a mattress, danger, a roof that leaks, no access to the information we take for granted, and more. These hardships make life more difficult for the poor than the not-poor. But this... **more**

Value-first vs. Profit First
SoCap Blog

August 3, 2012

I believe we need to change the definition of social enterprise to one that is categorically different from financial enterprise. This new definition should focus on the two unique aspects of social enterprise.

When the poor need information, mobile phones can be the right tool for the job
Progress out of Poverty Blog

February 16, 2012

It is important that we take the lessons we have learned from micro-credit and apply them to any new poverty intervention. I got to thinking about this after reading an article titled: "Mobile Phones Will Not Save the Poorest of the Poor." In general, the micro-credit industry focused too much on the existence of micro-credit and not enough on the ability of micro-credit to improve the quality of... **more**

Manage What Matters
Socap Blog

August 29, 2011

All social enterprises want to know if they are producing positive social outcomes. They closely monitor their financial performance to maintain sustainability and closely monitor their social performance to see if they are achieving their mission of doing good. This blog focuses on the questions "Am I any good?" and "What is the good I am producing?"

Return Value
Socap Blog

August 17, 2011

Recently, a lot of great thinking has happened around the idea that business – and by extension the economy – should return value, in addition to generating profit. For example, Mark Kramer and Michael Porter wrote a very interesting piece on creating shared value that was also discussed in this New York Times article, "First make money. Also, do good." Nestle Corporation is one of a growing... **more**

Constituent Relationship Management (Chapter 17)
Nonprofit Management 101

2011

A complete and practical guide for leaders and professionals.

5 authors, including:



Steve Wright
Community Lead, Sphaera Solutions



Darian Rodriguez Heyman
Keynote Speaker & Best-Selling Author, ...



Holly Ross
Executive Director at Drupal Association



Beth Kanter
Trainer & Nonprofit Innovator in network...

Social Enterprise as a Disruptive Innovation
LinkedIn and Conches.org

December 1, 2014

A social enterprise is a business that uses the market to solve a social problem. Far too much is made of this elusive adjective - "social". There are two ways to think about why we created social enterprise. The first is to understand social enterprise as a re-purposing of business to achieve a non-business goal. The second, and more compelling, is to understand social enterprise as a disruptive... **more**

Skills

Top Skills



- 99+ Start-ups
- 78 Nonprofits
- 77 Strategy
- 52 Non-profits
- 51 Leadership
- 50 CRM
- 49 Salesforce.com
- 49 Program Management
- 46 Social Entrepreneurship
- 31 Entrepreneurship

Steve also knows about...

- 31 Fundraising
- 27 Strategic Partnerships
- 26 Management
- 24 Analytics
- 22 Strategic Planning
- 19 Social Enterprise
- 13 Proposal Writing
- 10 Business Development
- 10 International...
- 8 Project Management
- 8 Corporate Social...
- 8 Public Speaking
- 7 Social Media
- 7 Business Strategy
- 7 Grants

See 21+ >

Education

Claremont Graduate School
MA, Education, Seconday Teacher, English
1990 – 1991

Activities and Societies: Teacher Excellence Award Winner

Pomona College
BA, English, Creative Writing
1984 – 1987

Activities and Societies: Captain Water Polo Team, Kappa Omega Epsilon, Ultimate Frisbee Team

Volunteer Experience & Causes

Advisory Board Member
Oakland and the World
September 2013 | Economic Empowerment

Oakland & the World Enterprises, founded by Elaine Brown and Supervisor Keith Carson, has entered into a license agreement with the City of Oakland to develop a vacant, blighted property at 7th and Campbell Streets in West Oakland into an Urban Farm. The Farm will be owned and operated by formerly incarcerated and other effectively unemployable men, women and youth. It will produce greens and... **more**

Board Member
Aspiration

January 2006 – Present (10 years 6 months) | Social Services

Aspiration's mission is to connect nonprofit organizations, foundations and activists with software solutions and technology skills that help them better carry out their missions. We want those working for social justice to be able to find and use the best software available, so that they maximize their effectiveness and impact and, in turn, change the world. - See more at: https://aspirationtech.... **more**

Facilitator of Community Quarterback Network
Neighborhood Economics

October 2015 | Economic Empowerment

Community Quarterbacks (CQB) are individuals working across diverse communities, urban and rural, to bring together disparate stakeholders with the purpose of increasing local ownership, individual agency and economic opportunity. CQB's span boundaries to engage community members, traditional economic development players, real estate developers, corporations, entrepreneurs, tech innovators,... **more**

Causes Steve cares about:

- Economic Empowerment
- Environment
- Poverty Alleviation

Organizations Steve supports:

- Aspiration (http://www.aspirationtech.org)
- Youth Speaks (http://www.YouthSpeaks.org)

Certifications

CA Clear Single Subject Teaching Credential

Recommendations

Received (13) Given (17)

Business Development
Sphaera.world



Astrid Scholz
Chief Everything Officer at Sphaera

Steve combines big-picture thinking with a healthy skepticism and pragmatic, outcome-oriented problem solving skills. He provided valuable thought and business leadership to the Resilience Exchange during a key phase in that initiative, and is a passionate, charismatic evangelist for the ideas motivating it. He's a generous, natural networker, and it is a matter of when,... **more**

December 22, 2014, Astrid managed Steve at Sphaera.world



Kristen Sheeran
Oregon Director at Climate Solutions

Steve is a true systems thinker whose attention to detail, business acumen, enthusiasm, and rapport with clients propelled this initiative forward.

October 27, 2014, Kristen managed Steve at Sphaera.world

VP Poverty Tools and Insights
Grameen Foundation



Jed Emerson

Senior Advisor at Gary Community Investment Company

"Steve has been a leader in impact investing and BOP technology strategies for many years.

His work in the foundation community has positioned him to well understand how best to structure philanthropic capital for impact and his deep engagement with community actors keeps him grounded with the issues that really matter.

Personally, he has an energetic, direct style... **more**

November 5, 2014, Jed was with another company when working with Steve at Grameen Foundation



David Edelstein

Entrepreneurial Leader in Digital/Financial Services

"Steve is an inspirational leader and a great big-picture thinker. He combines these attributes to push his teams to have high aspirations and achieve big results -- all while maintaining a laser-focus on mission and customer. As a senior leader at Grameen Foundation he pushed the thinking around how we could go big with social performance measurement and then guided the... **more**

August 20, 2014, David managed Steve at Grameen Foundation



Camilla Nestor

Senior Vice President, Global Solutions at Grameen Foundation

"I feel fortunate to have had the opportunity to work with Steve for two years. He's a big picture strategic thinker, makes connections between ideas that feel fresh and unexpected, and has visionary ideas that are at the same time grounded in reality. He also brought great positive energy, heart, principle and vision to our organization -- staff across all our global... **more**

August 8, 2014, Camilla worked with Steve at Grameen Foundation

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